Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemomab Therapeutics Ltd.:

We consent to the incorporation by reference in the registration statements (No.333-255249 and No. 333-255659) on form S-3 and in the registration statement (No.333-259489) on form S-8 of our report dated March 30, 2022, with respect to the financial statements of Chemomab Therapeutics Ltd.

/s/ Somekh Chaikin Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel

March 30, 2022